                                                                  EXHIBIT (A)(3)

                         NOTICE OF GUARANTEED DELIVERY

                                 Exhibit (a)(3)

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                  TENDER OF 13,933,000 SHARES OF COMMON STOCK
                                      OF
                                OHM CORPORATION
                                      TO
                                 IT-OHIO, INC.
                           A WHOLLY-OWNED SUBSIDIARY
                                      OF
                     INTERNATIONAL TECHNOLOGY CORPORATION

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 THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 9:00
 A.M., NEW YORK CITY TIME, ON TUESDAY, FEBRUARY 17, 1998, UNLESS THE OFFER
 IS EXTENDED.
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  This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $0.10 per share (the "Shares"), of OHM Corporation, an Ohio corporation (the "Company"), are not immediately available, if the procedure for Book-Entry transfer cannot be completed on a timely basis or if time will not permit all required documents to reach the Depositary (as defined in the Offer to Purchase) prior to the Expiration Date (as defined in the Offer to Purchase). Such form may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary. See Section 2 of the Offer to Purchase.

                       The Depositary for the Offer is:

                               BANKBOSTON, N.A.

        By Mail:             By Overnight Courier:            By Hand:
 Boston EquiServe, L.P.        BankBoston, N.A.           BankBoston, N.A.
Corporate Reorganization    Boston EquiServe, L.P.      Securities Transfer &
  Post Office Box 2089     Corporate Reorganization   Reporting Services, Inc.
  Boston, MA 02266-2089        150 Royall Street       55 Broadway, 3rd Floor
                              Mail Stop 45-02-53      New York, New York 10006
                               Canton, MA 02021         Attn: Delivery Window

     By Facsimile Transmission:                   Confirm by Telephone:
  (For Eligible Institutions Only)                   (781) 575-3204
           (781) 575-2420

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

                               Exhibit (a)(3)-1

Ladies and Gentlemen:

  The undersigned hereby tenders to IT-Ohio, Inc., an Ohio corporation (the "Purchaser"), which is a newly formed, wholly owned subsidiary of International Technology Corporation, a Delaware corporation ("Parent") upon the terms and subject to the conditions set forth in the Offer to Purchase dated January 16, 1998 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with the Offer to Purchase, constitute the "Offer"), receipt of which is hereby acknowledged. The information regarding the number of Shares indicated below is provided pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.

 Certificate No(s).                        Name(s) of Record Holder(s) _______

 (if available) ____________________

                                           ___________________________________

 Number of Shares: _________________
 ___________________________________       ___________________________________
 Check box if Shares will be                     (PLEASE TYPE OR PRINT)
 tendered by book-entry transfer:

 [_]                                       Address(es) _______________________

 Account Number ____________________
 Dated ______________________ , 1998       Area Code and Tel. No. ____________

                                           Signature(s) ______________________

                                   GUARANTEE

                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule l4e-4 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (b) represents that such tender of Shares complies with Rule 14e-4 under the Exchange Act, and (c) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's accounts at The Depositary Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), and any other required documents, within three New York Stock Exchange trading days after the date hereof.



 ___________________________________       ___________________________________
            NAME OF FIRM                          AUTHORIZED SIGNATURE


 ___________________________________       ___________________________________
               ADDRESS                                    TITLE


 ___________________________________       Name ______________________________
              ZIP CODE                            PLEASE TYPE OR PRINT


 Area Code and Tel. No. ____________       Date ________________________, 1998



          NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.

          CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL

                               Exhibit (a)(3)-2